UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 28, 2015

MERITAGE HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-9977	86-0611231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8800 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260

(Address of principal executive offices, including zip code)

(480) 515-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 28, 2015, we announced in a press release our intention to offer, subject to market and other conditions, $200 million aggregate principal amount of Senior Unsecured Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and persons outside the United States other than U.S. persons in reliance upon Regulation S under the Securities Act (the “Private Note Offering”). A copy of this press release is attached as Exhibit 99.1.

On May 28, 2015, we also announced in a press release the pricing of the Private Note Offering. The offering is expected to close on June 2, 2015, subject to customary closing conditions. A copy of this press release is attached as Exhibit 99.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release dated May 28, 2015, announcing private offering of Senior Unsecured Notes

99.2	Press Release dated May 28, 2015, announcing the pricing of a private offering of Senior Unsecured Notes due 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2015

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer

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